As filed with the Securities and Exchange Commission on April 18, 2025

Registration No. 333-279901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0434915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8123 InterPort Blvd., Suite C

Englewood, CO 80112

(800) 680-7412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Pomeroy

Chief Executive Officer

XTI Aerospace, Inc.

8123 InterPort Blvd., Suite C

Englewood, CO 80112

Tel: (800) 680-7412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Nimish Patel, Esq.

Blake J. Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Ave., 25th Floor

New York, NY 10022

Tel: (212) 509-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 on Form S-1 (File No. 333-279901) (“Post-Effective Amendment No. 2”) of XTI Aerospace, Inc. is being filed as an exhibit-only filing solely to file: an updated consent of Marcum LLP, as Exhibit 23.1; an updated consent of Marcum LLP, as Exhibit 23.2; an updated opinion of Mitchell Silberberg & Knupp LLP, as Exhibit 5.1; and an updated consent of Mitchell Silberberg & Knupp LLP, as Exhibit 23.3. Accordingly, this Post-Effective Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the updated Exhibit 5.1, Exhibit 23.1, Exhibit 23.2 and Exhibit 23.3. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1†	Underwriting Agreement, dated March 28, 2025, by and between XTI Aerospace, Inc. and ThinkEquity LLC.	8-K	001-36404	1.1	March 31, 2025
2.1†	Agreement and Plan of Merger, dated July 24, 2023, among Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.	8-K	001-36404	2.1	July 25, 2023
2.2	First Amendment to Merger Agreement, dated December 30, 2023, by and between Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.	10-K	001-36404	2.26	April 16, 2024
2.3†	Second Amendment to Merger Agreement, dated March 12, 2024, by and between Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.	8-K	001-36404	10.1	March 15, 2024
2.4†	Equity Purchase Agreement, dated as of February 16, 2024, by and among Inpixon, Grafiti LLC and Grafiti Group LLC.	8-K	001-36404	2.1	February 23, 2024
3.1	Restated Articles of Incorporation.	S-1	333-190574	3.1	August 12, 2013
3.2	Certificate of Amendment to Articles of Incorporation (Increase Authorized Shares).	S-1	333-218173	3.2	May 22, 2017
3.3	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	April 10, 2014
3.4	Articles of Merger (renamed Sysorex Global).	8-K	001-36404	3.1	December 18, 2015
3.5	Articles of Merger (renamed Inpixon).	8-K	001-36404	3.1	March 1, 2017
3.6	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.2	March 1, 2017
3.7	Certificate of Amendment to Articles of Incorporation (authorized share increase).	8-K	001-36404	3.1	February 5, 2018
3.8	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	February 6, 2018
3.9	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 4 Convertible Preferred Stock.	8-K	001-36404	3.1	April 24, 2018
3.10	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	November 1, 2018
3.11	Certificate of Designation of Series 5 Convertible Preferred Stock, dated as of January 14, 2019.	8-K	001-36404	3.1	January 15, 2019
3.12	Certificate of Amendment to Articles of Incorporation, effective as of January 7, 2020 (Reverse Split).	8-K	001-36404	3.1	January 7, 2020
3.13	Certificate of Amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock from 250,000,000 to 2,000,000,000 filed with the Secretary of State of the State of Nevada on November 18, 2021	8-K	001-36404	3.1	November 19, 2021

3.14	Certificate of Change filed with the Secretary of State of the State of Nevada on October 4, 2022 (effective as of October 7, 2022)	8-K	001-36404	3.1	October 6, 2022
3.15	Certificate of Amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock from 26,666,667 to 500,000,000 filed with the Secretary of State of the State of Nevada on November 29, 2022	8-K	001-36404	3.1	December 2, 2022
3.16	Certificate of Amendment (Reverse Stock Split).	8-K	001-36404	3.2	March 15, 2024
3.17	Certificate of Amendment (Name Change).	8-K	001-36404	3.3	March 15, 2024
3.18	Bylaws, as amended.	S-1	333-190574	3.2	August 12, 2013
3.19	Bylaws Amendment	8-K	001-36404	3.2	September 13, 2021
3.20	By-Laws Amendment No. 3	8-K	001-36404	3.1	September 19, 2023
3.21	By-Laws Amendment No. 4	8-K	001-36404	3.2	September 19, 2023
3.22	Bylaws Amendment.	8-K	001-36404	3.4	March 15, 2024
3.23	Certificate of Amendment to Articles of Incorporation, effective as of January 10, 2025.	8-K	001-36404	3.1	January 10, 2025
4.1	Specimen Stock Certificate of the Company.	10-K	001-36404	4.1	April 15, 2025
4.2	Form of Purchase Warrants	8-K	001-36404	4.1	October 20, 2022
4.3	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.27	April 16, 2024
4.4	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.28	April 16, 2024
4.5	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.6	April 15, 2025
4.6	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.30	April 16, 2024
4.7	Form of Amendment No. 2 to Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.8	April 15, 2025
4.8	Form of Placement Agent Warrant.	8-K	001-36404	4.1	January 10, 2025
4.9	Form of Pre-funded Warrant.	8-K	001-36404	4.1	March 31, 2025
4.10	Form of Common Warrant.	8-K	001-36404	4.2	March 31, 2025

4.11	Form of Representative’s Warrant.	8-K	001-36404	4.3	March 31, 2025
5.1	Opinion of Mitchell Silberberg & Knupp LLP.					X
10.1+	Amended and Restated 2011 Employee Stock Incentive Plan.	S-8	333-195655	10.22	May 2, 2014
10.2+	Form of Incentive Stock Option Agreement.	8-K	001-36404	10.9	October 27, 2014
10.3+	Form of Non-Qualified Stock Option Agreement.	8-K	001-36404	10.5	October 27, 2014
10.4+	Form of Restricted Stock Award Agreement.	8-K	001-36404	10.6	October 27, 2014
10.5+	2018 Employee Stock Incentive Plan, as amended.	S-8	333-234458	99.1	November 1, 2019
10.6+	2018 Employee Stock Incentive Plan Form of Incentive Stock Option Agreement.	10-K	001-36404	10.8	March 31, 2021
10.7+	2018 Employee Stock Incentive Plan Form of Non-Qualified Stock Option Agreement.	10-K	001-36404	10.7	March 31, 2021
10.8+	2018 Employee Stock Incentive Plan Form of Restricted Stock Award Agreement.	10-K	001-36404	10.6	March 31, 2021
10.9+	Employment Agreement dated November 4, 2016, by and between Sysorex USA and Soumya Das.	10-K	001-36404	10.51	April 17, 2017
10.10+	Amendment to Employment Agreement dated August 31, 2018 among Inpixon, Sysorex, Inc. and Soumya Das	8-K	001-36404	10.8	September 4, 2018
10.11+	Waiver and Amendment No. 1 to Board of Directors Services Agreement with Kareem M. Irfan dated February 4, 2019.	10-K	001-36404	10.11	March 28, 2019
10.12†	Patent Assignment and License-Back Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.	8-K	001-36404	10.1	July 1, 2019
10.13†	Patent License Agreement, dated June 27, 2019, by and between Inpixon and Inventergy.	8-K	001-36404	10.4	July 1, 2019
10.14†	Patent License Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.	8-K	001-36404	10.2	July 1, 2019
10.15†	Exclusive Software License and Distribution Agreement, dated as of June 19, 2020, by and among Inpixon, Cranes Software International Ltd., and Systat Software, Inc.	8-K	001-36404	10.1	June 22, 2020
10.16	Amendment and Waiver to Exclusive Software License & Distribution Agreement, dated as of June 30, 2020, by and among Inpixon, Cranes Software International Ltd., and Systat Software, Inc.	8-K	001-36404	10.1	July 2, 2020
10.17+	Amendment No. 4 to Inpixon 2018 Employee Stock Incentive Plan.	10-Q	001-36404	10.7	August 14, 2020
10.18+	Amendment to the Inpixon 2018 Employee Stock Incentive Plan	8-K	001-36404	10.1	November 19, 2021
10.19	Amendment No. 2 to Board of Directors Services Agreement, dated as of May 16, 2022, between Inpixon and Kareem M. Irfan	10-Q	001-36404	10.1	November 14, 2022
10.20	Amendment to the Inpixon 2018 Employee Stock Incentive Plan	8-K	001-36404	10.1	December 2, 2022

10.21†	Employee Matters Agreement, dated March 14, 2023, by and among KINS, KINS Merger Sub Inc., Inpixon, and Legacy CXApp.	8-K	001-36404	10.1	March 20, 2023
10.22	Tax Matters Agreement, dated March 14, 2023, by and among KINS, Inpixon, and Legacy CXApp.	8-K	001-36404	10.2	March 20, 2023
10.23†	Transition Services Agreement, dated March 14, 2023, by and between Inpixon and Legacy CXApp.	8-K	001-36404	10.3	March 20, 2023
10.24	XTI Amended and Restated Senior Secured Note with Loan Schedule.	10-Q	001-36404	10.23	November 20, 2023
10.25	Form of Security and Pledge Agreement.	8-K	001-36404	10.2	July 25, 2023
10.26	Form of Securities Purchase Agreement by and between Damon Motors Inc. and Inpixon.	8-K	001-36404	10.1	October 23, 2023
10.27	Form of Common Share Purchase Warrant to be issued by Damon Motors Inc. to Inpixon.	8-K	001-36404	10.3	October 23, 2023
10.28	Form of Lockup Agreement by and among Grafiti Holding Inc., Damon Motors and certain securityholders who are insiders.	8-K	001-36404	10.5	October 23, 2023
10.29	Form of Lockup Agreement by and among Grafiti Holding Inc., Damon Motors and certain securityholders who are not insiders.	8-K	001-36404	10.6	October 23, 2023
10.30	First Amendment to Senior Secured Promissory Note, dated as of December 30, 2023, by and between Inpixon and XTI Aircraft Company.	8-K	001-36404	10.3	January 3, 2024
10.31	Second Amendment to Senior Secured Promissory Note, dated as of February 2, 2024, by and between Inpixon and XTI Aircraft Company.	8-K	001-36404	10.1	February 5, 2024
10.32	Form of Indemnification Agreement.	8-K	001-36404	10.4	March 15, 2024
10.33	Consulting Agreement, dated March 12, 2024, by and between XTI Aerospace, Inc. and Nadir Ali.	8-K	001-36404	10.5	March 15, 2024
10.34†#	Aircraft Purchase Agreement, dated February 2, 2022, among XTI Aircraft Company, Mesa Airlines, Inc. and Mesa Air Group, Inc.	10-K	001-36404	10.55	April 15, 2025
10.35+	Employment Agreement, dated May 6, 2024, by and between XTI Aerospace, Inc. and Scott Pomeroy.	8-K	001-36404	10.1	May 10, 2024
10.36+	Employment Agreement, dated May 8, 2024, by and between XTI Aerospace, Inc. and Brooke Turk.	8-K	001-36404	10.2	May 10, 2024
10.37+	Tensie Axton Offer Letter	8-K	001-36404	10.1	May 15, 2024
10.38+	Non-Employee Director Compensation Policy.	8-K	001-36404	10.3	May 15, 2024
10.39	Letter Agreement, signed June 18, 2024, by and between Damon Motors Inc. and XTI Aerospace, Inc.	8-K	001-36404	10.1	June 24, 2024
10.40†	Capital Collation and Distribution Agreement, dated as of dated June 28, 2024, by and among XTI Aerospace, Inc., FC Imperial Limited, PIC IHC LLP and a Global Administrative Service Provider.	8-K	001-36404	10.1	July 1, 2024

10.41+	Employment Agreement, dated September 19, 2024, by and between XTI Aerospace, Inc. and Tobin Arthur.	8-K	001-36404	10.1	September 23, 2024
10.42	Placement Agency Agreement, dated January 7, 2025, by and between XTI Aerospace, Inc. and ThinkEquity LLC.	8-K	001-36404	10.1	January 10, 2025
10.43	Settlement Agreement, dated March 27, 2025, by and between XTI Aerospace Inc., 3AM Investments LLC, Grafiti Group LLC, and Nadir Ali.	8-K	001-36404	10.1	March 28, 2025
10.44	Form of Lock-Up Agreement.	8-K	001-36404	10.1	March 31, 2025
16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated March 27, 2025.	8-K	001-36404	16.1	March 27, 2025
21.1	List of Subsidiaries of the Company.	10-K	001-36404	21.1	April 15, 2025
23.1	Consent of Marcum LLP (XTI Aerospace, Inc.).					X
23.2	Consent of Marcum LLP (XTI Aircraft Company).					X
23.3	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page).	S-1	333-279901	24.1	April 18, 2025
107	Filing Fee Table.	S-1	333-279901	107	April 18, 2025

+	Indicates a management contract or compensatory plan.
†	Exhibits, schedules and similar attachments have been omitted pursuant to Item 601 of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.
#	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to registration statement on Form S-3 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on April 18, 2025.

XTI AEROSPACE, INC.

By:	/s/ Scott Pomeroy
Scott Pomeroy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to registration statement on Form S-3 on Form S-1 has been signed by the following persons in the capacities indicated as of April 18, 2025.

Signature	Title	Date

/s/ Scott Pomeroy	Chief Executive Officer, Chairman and Director	April 18, 2025
Scott Pomeroy	(Principal Executive Officer)

/s/ Brooke Turk	Chief Financial Officer	April 18, 2025
Brooke Turk	(Principal Financial and Accounting Officer)

*	Director	April 18, 2025
Tensie Axton

*	Director	April 18, 2025
David Brody

*	Director	April 18, 2025
Soumya Das

*	Director	April 18, 2025
Kareem Irfan

*By:	/s/ Brooke Turk
Brooke Turk
Attorney-In-Fact